                             SUBSCRIPTION AGREEMENT


                                 BY AND BETWEEN


                               CHEVRON U.S.A. INC.


                                       AND


                       ENERGY CONVERGENCE HOLDING COMPANY





                              DATED: JUNE 14, 1999
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                             SUBSCRIPTION AGREEMENT

         This SUBSCRIPTION AGREEMENT (this "AGREEMENT") is entered into on June 14, 1999, by and between Energy Convergence Holding Company, an Illinois corporation (the "COMPANY") and Chevron U.S.A. Inc., a Pennsylvania corporation (the "BUYER").

         WHEREAS, the Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, the Shares (as defined herein), in accordance with the terms and conditions of this Agreement; and

         WHEREAS, this Agreement is being entered into in connection with the Merger Agreement (as defined herein) and is an integral part of the transactions contemplated thereby;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         "ACTION" means any action, lawsuit, proceeding, hearing, notice, investigation, mediation, arbitration, complaint, claim or demand.

         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

         "BGAH" means British Gas Atlantic Holdings, BV, a Netherlands corporation.

         "BG AND NOVA SHORTFALL AMOUNT" means the amount of cash, in addition to the $200,000,000 required to be paid pursuant to this Agreement, that would be required to be added to the Cash Consideration under the Merger Agreement such that NOVA (through the Merger Agreement) and BGAH (through the BG Stock Purchase Agreement) will receive Cash Consideration for at least 75% of their shares of Common Stock held (in the case of BGAH, held by BG Holdings) as of the date hereof. Notwithstanding the foregoing, the BG and NOVA Shortfall Amount will not exceed $40,000,000.

         "BG HOLDINGS" means BG Holdings, Inc., a Delaware corporation.

         "BG STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement between BGAH and the Company dated the date hereof.

         "BUYER" is defined in the preamble.

         "BUYER SHARES NOTIONAL AMOUNT" shall mean that number which is the same as the Purchase Price.

         "CLASS A COMMON STOCK" means the Class A Common Stock, no par value, of the Company.


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         "CLASS B COMMON STOCK" means the Class B Common Stock, no par value, of the Company.

         "CLOSING" is defined in Section 2.3.

         "CLOSING DATE" is defined in Section 2.3.

         "COMMON STOCK" means the Class A Common Stock and the Class B Common Stock.

         "COMPANY" is defined in the preamble.

         "DYNEGY" means Dynegy Inc., a Delaware corporation.

         "GOVERNMENTAL AUTHORITY" means any governmental or regulatory authority or agency, court or similar entity.

         "MERGER AGREEMENT" is defined in Section 6.1.

         "MERGERS" means the mergers contemplated under the Merger Agreement.

         "NOVA" means NOVA Gas Services (U.S.) Inc., a Delaware corporation.

         "PERSON" means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

         "PREFERRED STOCK" is defined in Section 3.8.

         "PURCHASE PRICE" means $200,000,000, provided that such amount shall be increased by an amount equal to the BG and Nova Shortfall Amount, but the aggregate amount of the Purchase Price shall not exceed $240,000,000.

         "SHAREHOLDER AGREEMENT" means that certain Shareholder Agreement dated June 14, 1999 among the Buyer, the Company, Dynegy and Illinova Corporation.

         "SHARES" means the number of shares of Class B Common Stock which is equal to the quotient of the Buyer Shares Notional Amount divided by the lesser of (i) $16.50 or (ii) the mean average of the closing prices on the New York Stock Exchange, Inc. of the common stock of Dynegy Inc. over the 20 consecutive trading days ending immediately prior to two business days prior to the Effective Time (as such term is defined in the Merger Agreement), in either case divided by 0.69.

                                   ARTICLE II
                                  SUBSCRIPTION

         2.1 PURCHASE AND SALE OF SHARES. On and subject to the terms and conditions of this Agreement and subject to the terms and conditions of the Shareholder Agreement, Buyer agrees


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to buy and the Company agrees to issue and deliver to the Buyer, the Shares at the Closing for the consideration specified in this Article 2.

         2.2 PURCHASE PRICE. The Buyer agrees to pay to the Company the Purchase Price in cash at the Closing.

         2.3 THE CLOSING. The closing of the purchase and sale of the Shares (the "CLOSING") shall take place immediately after the closing of the Mergers at the same place as the closing of the Mergers, subject to the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions to take place at the Closing (other than conditions with respect to actions the respective parties will take at the Closing itself). The date of the Closing is referred to as the "CLOSING DATE."

         2.4 DELIVERIES AT THE CLOSING. At the Closing:

                  (a) The Company will deliver to the Buyer the stock certificates representing the Shares duly registered in the name of Buyer; and

                  (b) The Buyer will deliver to the Company the Purchase Price.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer that the statements contained in this Article 3 are correct and complete as of the date of this Agreement (unless stated to relate to a specific date, in which case such representations and warranties shall be correct and complete as of such specific date) and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3).

         3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

         3.2 DUE AUTHORIZATION. The execution, delivery, and performance by the Company of this Agreement:

                  (a) has been duly authorized by all necessary internal action and does not require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to any Person; and

                  (b) does not conflict with or result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, purchase, first refusal, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the Company's organizational documents, any order or judgment of any Governmental Authority or any law or regulation, or any note, lease, mortgage, license, agreement or other instrument or obligation to which the Company is a party or by which it or its properties or assets may be bound.


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         3.3 DUE EXECUTION. This Agreement has been duly executed and delivered by a duly authorized officer of the Company.

         3.4 LEGAL, VALID AND BINDING OBLIGATIONS. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and by general principles of equity.

         3.5 NO LITIGATION. There is no pending or, to the knowledge of the Company, threatened action or proceeding before any court or other governmental entity, or arbitrator by or against, or involving the Company or its Affiliates, which questions or challenges the validity or enforceability of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby.

         3.6 BROKERS' FEE. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated hereby for which the Buyer could become liable.

         3.7 ORGANIZATIONAL DOCUMENTS. True and correct copies of the Certificate of Incorporation and Bylaws of the Company have heretofore been delivered by the Company to the Buyer.

         3.8 CAPITALIZATION. At the time of the Closing, the authorized capital stock of the Company will consist of 420,000,000 shares of Common Stock, of which 300,000,000 are shares of Class A Common Stock and 120,000,000 are shares of Class B Common Stock, and 70,000,000 shares of preferred stock, no par value (the "PREFERRED STOCK"). As of the date hereof, (i) 1,000 shares of Class A Common Stock were issued and outstanding, (ii) no shares of Class B Common Stock were issued and outstanding and (iii) no shares of Preferred Stock were issued and outstanding. All such shares are duly authorized, and if issued are validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth in the Merger Agreement or the Disclosure Schedules related thereto, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. Buyer acknowledges that the Company contemplates instituting an employee stock option plan prior to the Closing (such plan to be approved by the Company's Board of Directors constituted in accordance with Section 3.3(C) of the Merger Agreement) and designating the Series A Convertible Preferred Stock as contemplated by the Merger Agreement.

         3.9 COMMON STOCK. The Shares to be issued and sold by the Company to the Buyer hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable.


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                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Company that the statements contained in this Article 4 are correct and complete as of the date of this Agreement (unless stated to relate to a specific date, in which case such representations and warranties shall be correct and complete as of such specific date) and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4).

         4.1 ORGANIZATION OF BUYER. The Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

         4.2 DUE AUTHORIZATION. The execution, delivery, and performance by the Buyer of this Agreement:

                  (a) has been duly authorized by all necessary internal action and does not require any consent, waiver, approval, order, authorization or permit of or registration, filing with or notification to any Person; and

                  (b) does not conflict with or result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, the Buyer's organizational documents, any order or judgment of any Governmental Authority or any law or regulation applicable to Buyer.

         4.3 DUE EXECUTION. This Agreement has been duly executed and delivered by a duly authorized officer of the Buyer.

         4.4 LEGAL, VALID AND BINDING OBLIGATIONS. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and by general principles of equity.

         4.5 NO LITIGATION. There is no pending or, to the knowledge of the Buyer, threatened action or proceeding before any court or other governmental entity, or arbitrator by or against, or involving Buyer or its Affiliates, which questions or challenges the validity or enforceability of this Agreement or any action taken or to be taken by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

         4.6 BROKERS' FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which the Company could become liable.

         4.7 SECURITIES LAWS. The Buyer:


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                  (a) has been furnished with such information about the Company and the Shares as it has requested and with such information as necessary to comply with any and all applicable securities laws;

                  (b) has made its own independent inquiry and investigation into, and based thereon, has formed an independent judgment concerning the Company and the Shares;

                  (c) has adequate means of providing for its current needs and possible contingencies and is able to bear the economic risks of this investment and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur;

                  (d) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company;

                  (e) is an "accredited" investor within the meaning of "accredited investor" under Regulation D of the Securities Act of 1933, as currently in effect;

                  (f) is not an issuer or an Affiliate of the Company, an underwriter or dealer; and

                  (g) is not acquiring the Shares with a view to distribution.

                                    ARTICLE V
                        CONDITIONS TO OBLIGATION TO CLOSE

         5.1 CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article 3 shall be true and correct in all material respects at and as of the Closing Date; the Company shall have performed and complied with all of its covenants hereunder in all material respects prior to the Closing; and the Buyer shall have received a certificate from a duly authorized officer of the Company as to the satisfaction of this condition;

                  (b) the Company will be prepared to make the deliveries contemplated by Section 2.4;

                  (c) the Buyer shall have received a certificate from the secretary of Energy Convergence, certifying that the articles of incorporation and bylaws of Energy Convergence have not been amended (other than an amendment to change the name of Energy Convergence), since the date hereof;

                  (d) the Buyer shall have received a certificate from an executive officer of the Company, certifying that all of the conditions precedent to the closing of the transactions


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         contemplated by the Merger Agreement have been satisfied or waived as contemplated by the Merger Agreement; and

                  (e) the Registration Rights Agreement, by and between the Company and Buyer, dated the date hereof, and the Shareholder Agreement shall be in full force and effect.

         The Buyer may waive any condition specified in this Section 5.1 if it executes a writing expressly so stating at or prior to the Closing.

         5.2 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated hereby and to perform its obligations under this Agreement in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article 4 shall be true and correct in all material respects at and as of the Closing Date; the Buyer shall have performed and complied with all of its covenants hereunder in all material respects prior to the Closing; and the Company shall have received a certificate from a duly authorized officer of the Buyer as to the satisfaction of this condition;

                  (b) the Buyer will be prepared to tender the Purchase Price against receipt of the Shares; and

         The Company may waive any condition specified in this Section 5.2 if it executes a writing expressly so stating at or prior to the Closing.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 TERMINATION OF AGREEMENT. If the Merger Agreement (the "MERGER AGREEMENT") among the Company, Dynegy, Energy Convergence Acquisition Corporation, Dynegy Acquisition Corporation and Illinova Corporation, dated as of the date hereof, is terminated, this Agreement shall terminate and all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

         6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each representation, warranty and covenant of the parties contained in this Agreement shall survive the Closing.

         6.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified, or supplemented only by written agreement of BG Holdings, NOVA, Illinova Corporation, Dynegy and the parties hereto.

         6.4 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement, or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits


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consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 6.4, with appropriate notice in accordance with
Section 6.8.

         6.5 ASSIGNMENT; THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties hereto, and their respective successors and assigns any right, remedy, or claim under or by reason of this Agreement or any provision herein contained, except that the parties hereto acknowledge that BG Holdings, NOVA, Dynegy and Illinova Corporation are third party beneficiaries of this Agreement. The Buyer has the right to assign (and each successive assignee may further assign) its rights under this Agreement to any Person, which such Person by acceptance of such assignment shall be deemed to assume all liabilities, indebtedness and obligations included in the rights assigned. The Company may not assign its rights or obligations under this Agreement.

         6.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware (without regard to its conflicts of law doctrines).

         6.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

         6.8 NOTICES. All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

         If to the Company:

         Dynegy Inc.
         1000 Louisiana
         Suite 6700
         Houston, TX 77002
         Attention:  Kenneth Randolph
         Tel:  (713) 507-6400
         Fax:  (713) 507-6806

         with copies to (such copy not to constitute notice):

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         1900 Pennzoil Place, South Tower
         711 Louisiana Street
         Houston, TX 77002
         Attention:  Robert B. Allen
         Tel: (713) 220-5800
         Fax: (713) 236-0822


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         and

         Troutman Sanders LLP
         600 Peachtree Street N.E., Suite 5200
         Atlanta, GA 30308
         Attention:  W. Brinkley Dickerson, Jr.
         Tel:  (404) 885-3822
         Fax:  (404) 962-6743

         If to the Buyer:

         Chevron U.S.A. Inc.
         1301 McKinney Street
         Houston, TX 77010
         Attention: President of Chevron U.S.A.
         Production Company
         Tel:  (713) 754-5554
         Fax:  (713) 754-5777

         with copies to (such copies not to constitute notice):

         Harvey D. Hinman, Esq.
         Vice President and General Counsel
         Chevron Corporation
         575 Market Street
         San Francisco, CA 94105
         Tel:  (415) 894-3232
         Fax:  (415) 894-6017

         and:

         Terry Michael Kee, Esq. and
         Rodney R. Peck, Esq.
         Pillsbury, Madison & Sutro L.L.P.
         235 Montgomery Street, Suit 1675
         Post Office Box 7880
         San Francisco, CA 94120-7880
         Tel:  (415)  983-1000
         Fax:  (415)  983-1200

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one business day after being deposited with a next-day courier, postage prepaid, or
(iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).


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         6.9 HEADINGS. The article and section headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.10 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         6.11 SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or, unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         6.12 FURTHER ASSURANCES. Each party to this Agreement agrees to execute such documents or instruments, and to take such action, as the other party may reasonably request after the date hereof in order to effectuate and perfect the agreements contemplated hereby.

                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.


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         IN WITNESS WHEREOF, the parties hereto have executed this Subscription
Agreement on the date first written above.

                                           ENERGY CONVERGENCE HOLDING COMPANY


                                           By:    /s/ Charles E. Bayless
                                                  ------------------------------
                                           Name:  Charles E. Bayless
                                                  ------------------------------
                                           Title: President
                                                  ------------------------------


                                           CHEVRON U.S.A. INC.


                                           By:    /s/ P.J. Robertson
                                                  ------------------------------
                                           Name:  P.J. Robertson
                                                  ------------------------------
                                           Title: Executive Vice President
                                                  ------------------------------